Exhibit 10.21

                            FIRST AMENDMENT TO LEASE

         This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of the 11th day of September, 1998, by and between CREEKSIDE SOUTH TRUST, a Maryland business trust ("Landlord"), and E-LOAN, INC., a California corporation ( "Tenant").

                                R E C I T A L S :
                                 - - - - - - - -

     A. Landlord and Tenant entered into that certain multi-Tenant Office Triple Net Lease dated as of August 19, 1998 (the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises" as described in the Lease and located in that certain office building located at 5875 Arnold Drive, Dublin, California (the "Building").

     B. Landlord and Tenant now desire to amend the Lease in certain respects, including to provide for an additional tenant improvement allowance, all upon.the terms and conditions as hereinafter provided,

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Capitalized Terms. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms, of this First Amendment.

     2. Additional Allowance. In addition to the Tenant Improvement Allowance provided by Landlord to Tenant pursuant to Section 2 of Exhibit B attached to the Lease (the "Work Letter"), Landlord shall provide to Tenant an additional allowance in the amount up to, but not exceeding, Two Hundred Thirteen Thousand Nine Hundred Forty-Five Dollars ($213,945.00) (which is Five Dollars ($5.00) per Rentable Square Foot of the Premises)(the "Additional Allowance") to pay for the Tenant Improvement work pursuant to Section 2 of the Work Letter, which Additional Allowance shall be amortized over the initial term of the Lease at an Interest rate of twelve percent (12%) per annum by increasing the monthly Base Rent Per Rentable Square Foot payable under the Lease each year by Two point Two Two Four Cents ($0.02224) for every One Dollar ($1.00) per Rentable Square Foot of the Premises of Additional Allowance drawn by Tenant. For example, if Tenant draws the maximum amount of Additional Allowance, then the initial monthly Base Rent Per Rentable Square Foot payable under the Lease on the Commencement Date shall increase by Eleven point One Two Two Cents ($0. 11122) from One and 25/100 Dollars ($1-25) per Rentable Square Foot of the Premises to One Dollar and Thirty-Six point One Two Two Cents ($1.36122) per Rentable Square Foot of the Premises for a total of Fifty-Eight Thousand Two Hundred Forty-Five and 24/100 Dollars ($58,245.24) and each subsequent year of the Lease Term, the monthly Base Rent Per Rentable Square Foot shall be increased by Eleven point One Two Two Cents ($0.11122).

                                                                   Exhibit 10.21

     3. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"              CREEKSIDE SOUTH TRUST,
                        a Maryland business trust

                        By:  /S/ ILLEGIBLE
                           ---------------
                             Name:
                             Trustee

"TENANT"                E-LOAN, INC.,
                        a California corporation

                        By:  /S/ J. PAWLOWSKI
                           ------------------
                             Name:-----------
                             Its:------------

                        By:------------------
                             Name:-----------
                             Its:------------


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